EXHIBIT 99.1

ANSYS Announces Record Q3 Financial Results With Double-Digit Growth in Revenue and ACV

Increases FY 2019 Outlook and Updates Guidance for Q4 Acquisitions
Completes Acquisition of Livermore Software Technology Corporation (LSTC)

Key Highlights - Q3 2019

  GAAP revenue of $343.9 million and non-GAAP revenue of $345.5 million
  GAAP diluted earnings per share of $1.04 and non-GAAP diluted earnings per share of $1.42
  GAAP operating profit margin of 30.5% and non-GAAP operating profit margin of 43.3%
  Deferred revenue and backlog of $650.4 million at September 30, 2019, an increase of 19% over September 30, 2018
  Annual contract value (ACV) growth of 14% and 11% in constant currency for the three and nine months ended September 30, 2019, respectively

PITTSBURGH, Nov. 06, 2019 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported third quarter 2019 GAAP and non-GAAP revenue growth of 19% and 18%, respectively, or 20% and 19%, respectively, in constant currency. For the third quarter, the Company reported consistent diluted earnings per share on a GAAP basis and growth in diluted earnings per share of 8% on a non-GAAP basis.

“Once again we delivered an outstanding quarter, with double-digit ACV and revenue growth and strong operating income,” said Ajei Gopal, ANSYS President & CEO. “Our Pervasive Simulation strategy is working. With a growing market, world-class products, deep customer relationships and robust execution, we continue to make excellent progress towards our goal of $2 billion in ACV by 2022."

"Our Q3 product releases included new capabilities across our portfolio, with notable capabilities including ANSYS Autonomy, which enables engineers to develop safer autonomous vehicles, and ANSYS Minerva, a new platform that improves engineering productivity by providing simulation process and data management, process integration, and design optimization capabilities,” Mr. Gopal continued. “We were also busy with M&A: in the past week, we have closed the Q3 announced acquisition of our long-term technology partner, Livermore Software Technology Corporation, the premier provider of explicit dynamics and other advanced finite element analysis technology, and we announced and closed the acquisition of Dynardo, which will enhance ANSYS Minerva with advanced process integration and design optimization capabilities.”

Maria Shields, ANSYS CFO, stated, “Our strong Q3 revenue performance drove bottom-line results well ahead of the high end of our Q3 2019 EPS guidance, positioning ANSYS for a strong finish to 2019. In addition, deferred revenue and backlog grew to $650 million, an increase of 19% over the same period in 2018. Other financial highlights for the quarter include annual contract value (ACV) growth of 14% in constant currency and total operating cash flows of $120 million, a 9% increase compared to Q3 2018. To reflect the near-term operating strength that we see in our business, we are raising our guidance for 2019, and we remain confident in our ability to drive double-digit constant currency ACV growth and achieve our 2022 long-term targets.”

On November 1, 2019, ANSYS acquired LSTC for a purchase price of $779.9 million. The combined strengths of ANSYS and LSTC in simulation for structures, fluids, electromagnetics, optics, safety and machine learning will deliver a powerful solution for autonomous and electric vehicles to global automotive manufacturers and their suppliers.

The Company also announced and closed the acquisition of Dynardo, a leading provider of multidisciplinary analysis and optimization technology, for a purchase price of approximately €30.0 million. This acquisition gives ANSYS customers access to a full suite of process integration and robust design tools — empowering users to identify optimal product designs faster and more economically.

Financial Results

ANSYS' third quarter and YTD 2019 and 2018 financial results are presented below. The 2019 and 2018 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, transaction costs related to business combinations, and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 QTD 2019	Q3 QTD 2018	% Change	Q3 QTD 2019	Q3 QTD 2018	% Change
Revenue	$343.9	$289.4	19%	$345.5	$293.0	18%
Net income	$89.5	$89.3	0%	$121.7	$112.9	8%
Diluted earnings per share	$1.04	$1.04	0%	$1.42	$1.31	8%
Operating profit margin	30.5%	32.1%		43.3%	44.0%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 YTD 2019	Q3 YTD 2018	% Change	Q3 YTD 2019	Q3 YTD 2018	% Change
Revenue	$1,029.7	$878.2	17%	$1,035.9	$885.1	17%
Net income	$285.4	$266.2	7%	$370.3	$331.8	12%
Diluted earnings per share	$3.34	$3.09	8%	$4.33	$3.86	12%
Operating profit margin	32.0%	33.8%		44.0%	45.5%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2019 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, 2019 and 2018, and for the 2019 financial outlook, can be found in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q3 QTD 2019	Q3 QTD 2018	% Change	% Change in Constant Currency
ACV	$290.9	$257.8	13%	14%
Operating cash flows	$120.4	$110.0	9%

(in millions, except percentages)	Q3 YTD 2019	Q3 YTD 2018	% Change	% Change in Constant Currency
ACV	$920.5	$844.7	9%	11%
Operating cash flows	$360.5	$353.5	2%

ACV is a financial performance metric that ANSYS introduced in 2018. The Company believes this measure is an improved metric as compared to the historically provided bookings metric because it adjusts the sales bookings metric to reflect only the annual value of a contract and also adjusts to reflect the sales booking at the date of the contract inception or renewal. There is no GAAP measure comparable to ACV. ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2019 Financial Outlook

The Company's fourth quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

The financial guidance below is adjusted for the impacts of the Company's acquisitions that closed during the fourth quarter. For the impacts of Q4 acquisitions on key guidance metrics, refer to "ANSYS 3Q 2019 Prepared Remarks" that can be accessed by clicking News & Events, then Presentations on our website at https://investors.ansys.com.

Fourth Quarter 2019 Guidance

The Company currently expects the following for the quarter ending December 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$449.6 - $475.2	$454.1 - $479.1
Diluted earnings per share	$1.44 - $1.67	$1.87 - $2.05

Fiscal Year 2019 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,479.3 - $1,504.9	$1,490.0 - $1,515.0
Diluted earnings per share	$4.78 - $5.01	$6.20 - $6.38

In the fourth quarter and fiscal year 2019 guidance reflected above, the expected impacts of non-GAAP adjustments associated with the acquisition accounting for deferred revenue, including an estimate for the Company's Q4 acquisitions, range from $3.9 million to $4.5 million and $10.1 million to $10.7 million, respectively. The Company has not yet performed a valuation of the acquired deferred revenue for its Q4 acquisitions. Until such valuation is completed, the expected impacts on revenue will remain preliminary estimates that are likely to change.

(in millions)	Other Financial Metrics
ACV	$1,460.0 - $1,480.0
Operating cash flows	$485.0 - $510.0

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on November 7, 2019 to discuss third quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "3Q 2019 Investor Presentation" that can be accessed by clicking News & Events, then Presentations on our website at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10135834. The archived webcast can be accessed, along with other financial information, on ANSYS' website at https://investors.ansys.com/news-and-events/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	September 30, 2019	December 31, 2018
ASSETS:
Cash & short-term investments	$732,902	$777,364
Accounts receivable, net	295,590	317,700
Goodwill	1,771,862	1,572,455
Other intangibles, net	267,378	211,272
Other assets(1)	514,280	387,173
Total assets	$3,582,012	$3,265,964
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$291,385	$328,584
Other liabilities(1)	367,303	287,833
Stockholders' equity	2,923,324	2,649,547
Total liabilities & stockholders' equity	$3,582,012	$3,265,964

(1)Effective January 1, 2019, the Company adopted the new leasing standard, which requires virtually all leases to be recorded on the balance sheet. Results for reporting periods beginning after January 1, 2019 are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance. The adoption of the new standard resulted in the recognition of approximately $90 million of lease assets, and corresponding lease liabilities, on the Company's condensed consolidated balance sheet as of January 1, 2019.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue:
Software licenses	$137,144	$109,103	$430,687	$350,296
Maintenance and service	206,755	180,315	598,977	527,908
Total revenue	343,899	289,418	1,029,664	878,204
Cost of sales:
Software licenses	5,708	4,291	16,620	12,301
Amortization	4,762	5,530	14,064	23,403
Maintenance and service	30,895	26,487	85,993	80,092
Total cost of sales	41,365	36,308	116,677	115,796
Gross profit	302,534	253,110	912,987	762,408
Operating expenses:
Selling, general and administrative	120,682	97,576	353,263	280,443
Research and development	73,018	59,019	219,058	174,906
Amortization	3,787	3,491	11,342	10,421
Total operating expenses	197,487	160,086	583,663	465,770
Operating income	105,047	93,024	329,324	296,638
Interest income	3,188	3,213	9,610	7,674
Other income (expense), net	594	(974)	(1,498)	(2,289)
Income before income tax provision	108,829	95,263	337,436	302,023
Income tax provision	19,366	5,927	51,993	35,811
Net income	$89,463	$89,336	$285,443	$266,212
Earnings per share – basic:
Earnings per share	$1.06	$1.06	$3.40	$3.17
Weighted average shares	84,109	84,158	83,951	84,065
Earnings per share – diluted:
Earnings per share	$1.04	$1.04	$3.34	$3.09
Weighted average shares	85,733	86,043	85,570	86,060

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	September 30, 2019				September 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$343,899	$1,596	(1)	$345,495	$289,418	$3,548	(4)	$292,966
Operating income	105,047	44,675	(2)	149,722	93,024	35,889	(5)	128,913
Operating profit margin	30.5%			43.3%	32.1%			44.0%
Net income	$89,463	$32,245	(3)	$121,708	$89,336	$23,557	(6)	$112,893
Earnings per share – diluted:
Earnings per share	$1.04			$1.42	$1.04			$1.31
Weighted average shares	85,733			85,733	86,043			86,043

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $31.9 million of stock-based compensation expense, $0.1 million of excess payroll taxes related to stock-based awards, $8.5 million of amortization expense associated with intangible assets acquired in business combinations, $2.5 million of transaction expenses related to business combinations and the $1.6 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $12.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $23.0 million of stock-based compensation expense, $0.3 million of excess payroll taxes related to stock-based awards, $9.0 million of amortization expense associated with intangible assets acquired in business combinations and the $3.5 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $11.7 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $0.5 million, and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Nine Months Ended
	September 30, 2019				September 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$1,029,664	$6,249	(1)	$1,035,913	$878,204	$6,897	(4)	$885,101
Operating income	329,324	126,597	(2)	455,921	296,638	105,796	(5)	402,434
Operating profit margin	32.0%			44.0%	33.8%			45.5%
Net income	$285,443	$84,841	(3)	$370,284	$266,212	$65,591	(6)	$331,803
Earnings per share – diluted:
Earnings per share	$3.34			$4.33	$3.09			$3.86
Weighted average shares	85,570			85,570	86,060			86,060

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $84.8 million of stock-based compensation expense, $4.5 million of excess payroll taxes related to stock-based awards, $25.4 million of amortization expense associated with intangible assets acquired in business combinations, $5.6 million of transaction expenses related to business combinations and the $6.2 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $39.7 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.8 million, and rabbi trust income of $0.3 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $58.9 million of stock-based compensation expense, $3.8 million of excess payroll taxes related to stock-based awards, $33.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.4 million of transaction expenses related to business combinations and the $6.9 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $41.0 million and rabbi trust income of $0.1 million, and increased for adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $0.9 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$1.44 - $1.67
Adjustment to exclude acquisition adjustments to deferred revenue	$0.04
Adjustment to exclude acquisition-related amortization	$0.07 - $0.08
Adjustment to exclude stock-based compensation	$0.26 - $0.30
Adjustment to exclude acquisition-related transaction expenses	$0.01
Non-GAAP expectation	$1.87 - $2.05

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$4.78 - $5.01
Adjustment to exclude acquisition adjustments to deferred revenue	$0.09 - $0.10
Adjustment to exclude acquisition-related amortization	$0.30 - $0.31
Adjustment to exclude stock-based compensation	$0.94 - $0.97
Adjustment to exclude acquisition-related transaction expenses	$0.06
Adjustment to exclude transition tax adjustments related to the Tax Cuts and Jobs Act	($0.02)
Non-GAAP expectation	$6.20 - $6.38

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded impacts to its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. Management excludes these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include: adverse changes in global economic and/or political conditions; declines in our customers’ businesses resulting in adverse changes in customer procurement patterns; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; plans for future capital spending; investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; political, economic, and regulatory risks and uncertainties in the countries and regions in which we operate; impacts from tariffs, trade sanctions, export license requirements or other trade barriers; the effect of changes in currency exchange rates and changes in interest rates; potential variations in our sales forecasts compared to actual sales; the volatility of our stock price; failures or errors in our products and services; our industry’s rapidly changing technology; the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; lease license volatility; the investment of more resources in research and development than anticipated; increased pricing pressure as a result of the competitive environment in which we operate; our ability to recruit and retain key personnel; our ability to protect our proprietary technology; cybersecurity threats or other security breaches; disclosure and misuse of customer data whether as a result of a cybersecurity incident or otherwise; implementation of our new IT systems; investments in global sales and marketing organizations and global business infrastructure; dependence on our channel partners for the distribution of our products; increased variability in our revenue due to the adoption of Accounting Standards Codification 606; our reliance on high renewal rates for annual lease and maintenance contracts; catastrophic events which may damage our facilities or otherwise disrupt our business; operational disruptions or the failure of our technological infrastructure; periodic reorganization of our sales force; the repatriation of previously taxed earnings in excess of working capital and capital expenditure requirements; a loss of revenue if contracts with the U.S. government or foreign governments are canceled; the outcome of contingencies, including legal proceedings and government or regulatory investigations and service tax audit cases; uncertainty regarding income tax estimates in the jurisdictions in which we operate; the effect of changes in tax laws and regulations in the jurisdictions in which we operate; changes in accounting principles or standards; the uncertainty of estimates relating to the impact on reported revenue related to the acquisition accounting treatment of deferred revenue; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Contact:

Investors:
Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com